UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 6, 2002

TICKETS.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification No.)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of Principal Executive Offices)	92626 (Zip Code)

Registrant’s Telephone Number, including Area Code: (714) 327-5400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On June 6, 2002, Tickets.com, Inc. (the “Company”) decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and to engage Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent public accountants for the year ending December 31, 2002. This determination was made by the Company’s Board of Directors upon the recommendation of the Audit Committee. The determination to change independent public accountants followed the Company’s decision to seek proposals from independent public accountants to audit the Company’s financial statements for the year ending December 31, 2002.

     Andersen’s reports on the Company’s financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification with respect to their audit report on the Company’s financial statements for the fiscal year ended December 31, 2000.

     During the Company’s two fiscal years ended December 31, 2000 and December 31, 2001, and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of the Company’s consolidated financial statements for such years. There were no reportable events described under Item 304 (a) (1) (v) of Regulation S-K during the two most recent fiscal years and the subsequent interim period through June 6, 2002.

     The Company provided Andersen with a copy of the foregoing disclosures. A letter from Andersen dated June 9, 2002, stating its agreement with these statements is attached as Exhibit 16.1.

     In the years ended December 31, 2000 and December 31, 2001, and through the date hereof, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not Applicable

(b) Not Applicable

(c) Exhibits

               16.1    Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 9, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2002	TICKETS.COM, INC.

	By:	/s/ Eric P. Bauer

Eric P. Bauer Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 9, 2002

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